United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2011

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

3567 Benton Street, Suite 367 Santa Clara, California		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 582-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On December 30, 2011, the Company held its 2011 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders: (1) elected each of Jonathan W. Fitzgerald, Peter A. Lacey, William S. Steckel and Kang Sun to the Company’s Board of Directors, each to serve for a one-year term or until the 2012 Annual Meeting of Stockholders; and (2) ratified the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2011. The voting results on these matters were as follows:

(1) Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Jonathan W. Fitzgerald	1,445,574	205,282	3,949,005
Peter A. Lacey	1,418,662	232,194	3,949,005
William S. Steckel	1,425,384	225,472	3,949,005
Kang Sun	1,469,383	181,473	3,949,005

(2) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,987,696	428,680	183,485	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Christopher T. Lail
Chief Financial Officer

Dated: January 3, 2012